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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2010

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 9, 2010, Nortek, Inc. (the “Company”) publicly announced its results of operations for its fiscal quarter ended October 2, 2010. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. This information is being furnished under Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Nortek, Inc. held its Annual Meeting of Stockholders on November 9, 2010 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders elected John T. Coleman, Thomas A. Keenan and J. David Smith as Class I directors to serve on the Company's Board of Directors until the Company's 2013 Annual Meeting of Stockholders. The results of the stockholders' votes with respect to the election of such directors were as follows:

	For	Withheld	Abstain
John T. Coleman	12,232,114	128,218	0
Thomas A. Keenan	12,232,114	128,218	0
J. David Smith	12,233,114	127,218	0
The Company's stockholders voted to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year 2010. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	12,231,979	128,353	0

The Company's stockholders voted to ratify the Company's 2009 Omnibus Incentive Plan. The results of the stockholders' votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Incentive Plan	11,405,381	939,810	15,141

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

99.1    Press release, dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: November 9, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated November 9, 2010.